SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported:  June 4, 2007
QLT INC.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS
     On June 4, 2007, QLT Inc. (the “Company”) issued a press release announcing that its board of directors had authorized the repurchase of up to US$50 million of the company’s outstanding common shares over the next 12 months on the NASDAQ Stock Market (“NASDAQ”) and the Toronto Stock Exchange (“TSX”), pending required approvals.
     QLT has filed with the TSX and the securities regulatory authorities a notice of intention to make a normal course issuer bid. The notice provides that QLT may, during the 12 month period commencing on or about June 11, 2007, or such other date as permitted by the TSX and NASDAQ, purchase through the facilities of the NASDAQ and TSX up to 5,711,993 common shares in total, being approximately 10% of QLT “public float” subject to a maximum aggregate expenditure by QLT of US$50 million.
     The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Number	Description
99.1	Press Release issued by QLT Inc. on June 4, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Chief Financial Officer

Dated:  June 4, 2007